EXHIBIT 99.2

Marlin Business Services Corp. Announces Retirement of George D. Pelose

MT. LAUREL, N.J., Nov. 6, 2013 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today announced the retirement of George D. Pelose from his position as Executive Vice President and Chief Operating Officer of the Company. Mr. Pelose, who began his Marlin career in 1999 as the Company's General Counsel, commented, "It was a very difficult decision to leave Marlin, but I believe it is the right time for me to step away so I can pursue my outside interests. Since joining Marlin in 1999, I have had the opportunity to work with many talented people to help drive Marlin to what it is today, a leader in the small ticket commercial finance arena. It has been a great privilege to have been part of the Marlin team and the Company's track record of success. I plan on working closely with Dan and his team during the first quarter of 2014 to ensure a smooth transition."

"On behalf of the entire organization, I'd like to take this opportunity to personally thank George for his significant contributions and his 15 years of dedicated service. He has led the Company through change and was instrumental in shaping Marlin and successfully growing the Company. We wish him much success as he pursues other interests," said Daniel P. Dyer, Marlin's Chief Executive Officer.

"In conjunction with George's departure, I am pleased to announce changes to the structure of the senior management team. In connection with the transition, Ed Dietz, currently Marlin's General Counsel, will assume additional management responsibilities. Since joining Marlin in 2010, Ed's has been an integral part of the senior management team and has played important roles in many aspects of the Company's business operations. In the newly created role of Vice President of Administration, Mr. Dietz will add responsibility for Business Operations, Asset Recovery, Human Resources and Insurance to his existing reporting lines, which include the Legal and Compliance functions. The Credit Underwriting and Portfolio Management roles, previously reporting to Mr. Pelose, will now report directly to me," added Mr. Dyer.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Marlin Business Services Corp.
         Media Relations
         mediarelations@marlincorp.com